Exhibit 3.67

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/18/1998
981104220 — 2844822
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
OCOM NEWCO, INC.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

          OCOM Newco, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:
          FIRST: Article FIRST of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as set forth below.
          FIRST: The name of this corporation is CoreComm Newco, Inc.
          SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware
          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 17th day of March, 1998.

OCOM NEWCO, INC.
By:	/s/ Richard J. Lubasch
	Name:	Richard J. Lubasch
	Title:	Senior Vice President-General Counsel and Secretary